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EXHIBIT 10.28


                                SERVICE AGREEMENT
                                 BY AND BETWEEN
             ADM TRONICS UNLIMITED, INC. AND ITS SUBSIDIARIES (ADMT)
                       AND IVIVI TECHNOLOGIES, INC. (IVVI)
                                     DATED:
                                 AUGUST 1, 2009


This agreement between the above reference parties is to document the information technology, regulatory and engineering services that ADMT will provide to IVVI (this "Agreement"). Therefore:

     1. ADMT will provide services to IVVI as specified in Exhibit A to this Agreement with the level of such services consistent with the average monthly level of services as had been previously rendered to IVVI by the four engineers employed by IVVI for the 12 months previous to this Agreement (the "Services").
     2. IVVI shall pay to ADMT a monthly fee of $26,000 for the Services without proration (the "Monthly Service Fee"). The Monthly Service Fee shall be paid by IVVI to ADMT at the beginning of each month for the Services to be provided by ADMT to IVVI for such month. ADMT shall present an invoice to IVVI for the Monthly Service Fee.
     3. ADMT agrees to employ a minimum of four qualified engineers, or contract with a third-party for provision of the Services at ADMT's discretion, subject to IVVI's consent which will not be unreasonably withheld. IVVI will notify ADMT in writing of any deficiency in the level of Services. ADMT shall have 30 days to cure such deficiency to the reasonable satisfaction of IVVI. If the deficiency is not cured by ADMT then at Ivivi's sole discretion, based on standards of reasonableness, IVVI shall have the right to either, i) terminate this Agreement pursuant to Section 5 of this Agreement, or ii) reduce the Monthly Service Fee to be paid by IVVI to ADMT thereafter.
     4. Payment by IVVI to ADMT will be due immediately upon the monthly delivery to IVVI of the invoice described in Section 2 of this Agreement. Should IVVI fail to make timely payment, ADMT will provide written notification to IVVI of such failure and IVVI will have 2 business days to make payment. ADMT will cease to provide any services to IVVI under this Agreement until all past due payments are made.
     5. This Agreement may be terminated upon sixty days prior written notice by either party.

Both ADMT and IVVI confirm that this Agreement does no infer any other relationship between ADMT and IVVI and does not obligate either party to be responsible for any debts or other liabilities of the other. Both ADMT and IVVI are separate entities and each is responsible for any liabilities created.

This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey and shall not be modified or terminated except by a written instrument executed by the parties hereto.

This Agreement i) does not amend in any way the Second Amended and Restated Manufacturing Agreement entered into on June 15, 2006 and ii) does cancel in its entirety the IT Services Agreement between IVVI and ADMT dated February 1, 2008.

In confirmation of the foregoing, the parties hereto have executed this agreement as of the day and year first above written.




/s/ Andre' DiMino                            /s/ Ed Hammel
----------------------------                 ----------------------------------
Andre' DiMino, President                     Ed Hammel, SVP & CAO
ADM Tronics Unlimited, Inc.                  Ivivi Technologies, Inc.





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                                    EXHIBIT A
                     SERVICES TO BE PROVIDED BY ADMT TO IVVI
       ENGINEERING (INCLUDING QA AND QC), REGULATORY COMPLIANCE AND OTHER


Engineering Services
--------------------

Electronic, Mechanical, Software & QA-QC Disciplines Project management and reporting Engineering support for basic and applied R&D Bread-board proof-of-concept prototyping Documentation of CAD Drawing support for patent submissions and other needs Conceptual to commercial engineering Conceptual prototyping and Pre-production modeling Clinical Trial Technical Support Production design - Circuit design, schematics, mechanicals, documentation, testing
Interface for potential partners and due diligence on engineering, design and production
Liaison for outsourced design and/or production Engineering support for FDA, CE, ETL, ISO filings Certification control of test and lab equipment

QA-QC creation, implementation and maintenance

Regulatory Compliance System
----------------------------

FDA               On-site Inspections
                  GMP Documentation and Process
                  SOP Maintenance and Updating pursuant to revised standards Document Change Notice System
                  DMR, DHF, Design Review, Design Verification
                  Complaint processing and MDR Reporting
                  CAPA System and Implementation
CE                Applicable provisions of above, plus:
                  On-site Inspections
                  Technical File Control and Revision
                  International Standards Maintenance
13485             Applicable provisions of above, plus:
                  On-site Audit and Inspection
                  Documentation control
                  Standards file (14907)
ETL Applicable provisions of above, plus: Quarterly on-site inspections Standards control (60601, etc.)
CMDCAS            Applicable provisions of above, plus:
                  On-site and telephonic audits
                  Registered US site for service
                  Submission of Change Notices

Other
Fulfillment including warehousing, shipping and related paperwork in such volume and amount equal to the average monthly amount over the previous 6 months multiplied by two prior to this agreement.



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Computer hardware and software related issues, network administration, telephone and cabling installations and maintenance supervision at IVVI's Montvale location.

Not Included - a. out-of-pocket third party fees (i.e. ETL license and inspection, BSI audit fee, INQC consulting, equipment service agreements, etc.);
b. material costs (components, circuit boards, etc.); c. filing fees (FDA facility charge, CE fee, 13485 registration and inspection costs, etc.)